               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                 June 13, 2001
                                 -------------

                         Advanced Nutraceuticals, Inc.
                         -----------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                     Texas
             ----------------------------------------------------
                (State or Other Jurisdiction of Incorporation)

          0-26362                                      76-0642336
  ------------------------               ------------------------------------
  (Commission File Number)               (I.R.S. Employer Identification No.)

            106 South University Blvd. #14, Denver, Colorado 80209
         ------------------------------------------------------------
         (Address of Principal Executive Offices)          (Zip Code)

     (Registrant's telephone number, including area code) - (303) 722-4008
     ---------------------------------------------------------------------

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

On June 13, 2001, Advanced Nutraceuticals, Inc. ("ANI" or the "Company") completed the sale of its network marketing subsidiary, Nutrition For Life International, Inc. ("NFLI"), to Everest Group Holdings, Inc. At closing the Company received $3.2 million in cash and a $5 million note payable by NFLI based on a ten-year amortization with quarterly payments for three years and a final balloon payment in June 2004. NFLI entered into a product supply agreement with the Company's subsidiary, Bactolac Pharmaceutical, Inc. and Bactolac received a $650,000 note from NFLI due in June 2002. The purchase price may also be increased up to an additional $750,000, depending upon future operating results of NFLI's Japanese subsidiary.

Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

     Not applicable

(b)  Pro Forma Financial Information

     (1) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2001.

     (2) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended March 31, 2001.

     (3) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 2000.

     (4) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 1999.

     (5) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 1998.

(c)  Exhibits.

     10.54 Stock Purchase Agreement, dated December 29, 2000 among Advanced Nutraceuticals, Inc., Everest International, LLC and Nutrition For Life International, Inc. filed as an exhibit to the Company's Report on Form 10-K for the fiscal year ended September 30, 2000 and incorporated by reference herein.

     10.54(a)  First Amendment to Stock Purchase Agreement dated June 5, 2001.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ADVANCED NUTRACEUTICALS, INC.

Dated: June 27, 2001                     By:  /s/  Jeffrey G. McGonegal
                                            ----------------------------------
                                            Jeffrey G. McGonegal
                                            Senior Vice President of Finance

                         ADVANCED NUTRACEUTICALS, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2001 and the unaudited pro forma condensed consolidated statements of operations for the six months ended March 31, 2001 and the three years in the period ended September 30, 2000, give effect to the disposition of NFLI by ANI, which closed on June 13, 2001. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2001 assumes that the disposition took place as of March 31, 2001. The unaudited pro forma condensed consolidated statements of operations gives effect to the disposition as if it had occurred at the beginning of the earliest period presented. The unaudited pro forma consolidated financial statements give effect to the terms of the disposition, including the cash portion of the purchase price as well as the $5 million Note issued as part of the consideration, but do not give effect to any amounts which may be paid in the future under an earn-out based upon future operations of NFLI Japan. Such earn-out amounts would be recorded as income at which future time, collection of such amounts would be assured. For subsequently issued financial statements of ANI, the operations of NFLI to be included in such financial statements will be treated as discontinued operations for all prior periods. The pro forma statements for the year ended September 30, 2000, also give effect to the acquisitions of Bactolac, ASH and Advanced Nutraceuticals, Inc., a Delaware corporation ("Old-ANI") as though such acquisitions had occurred as of the beginning of that year. All periods outstanding share amounts have been retroactively restated to reflect a four-for-one reverse common stock split that was effected as of June 1, 2001.

The unaudited pro forma condensed consolidated balance sheet and statements of operations are presented for information purposes only and are not necessarily indicative of the financial position or the results of operations that would have been obtained had the disposition actually occurred as of the dates assumed nor is it necessarily indicative of the financial position or future results of operations. The pro forma adjustments are based upon estimates, information and assumptions available at the time of the filing of this document. The pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of ANI, and should be read in conjunction with the audited consolidated financial statements and related notes thereto of ANI contained in its Annual Report on Form 10-K/A for the year ended September 30, 2000 and the condensed consolidated financial statements in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as well as the estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements.

For financial reporting purposes, management of ANI is unable to determine that it is probable that the future cash flows from NFLI's operations will be sufficient to fund the entire balloon payment required at maturity under the terms of the $5 million Note. Accordingly, an allowance of approximately $2,800,000 is being provided against the face amount of the $5 million Note. ANI will account for collections on the $5 million Note under the cost recovery method, whereby any future collections are recorded as a reduction of the balance recorded for the $5 million Note (after the allowance). Additional collections above that amount are recorded as income as collected.

                         Advanced Nutraceuticals, Inc.
                Unaudited Pro Forma Consolidated Balance Sheet
                                March 31, 2001

                                                             Pro Forma Adjustments - DR (CR)
                                                         ---------------------------------------    Pro Forma
                                               ANI       Ref.     Amount      Ref.     Amount        Adjusted
                                           -----------   ----   -----------   ----   -----------   -----------
              ASSETS
Current assets:
  Cash and cash equivalents                $ 1,681,842     2    $  (628,286)    3    $ 2,873,000   $ 3,926,556
  Restricted cash                              101,266     2       (101,266)                   -             -
  Trade accounts receivable, net             3,920,788     2       (325,519)                   -     3,595,269
  Inventories                                7,057,761     2     (5,201,182)                   -     1,856,579
  Net assets of NFLI operation                       -     2      4,791,893     5     (4,791,893)            -
  Deferred tax asset, net                    1,678,000     2     (1,119,000)                   -       559,000
  Prepaid expenses and other                 1,158,050     2       (875,632)    3        500,000       782,418
                                           -----------          -----------          -----------   -----------
       Total current assets                 15,597,707           (3,458,992)          (1,418,893)   10,719,822

Property and equipment, net                 13,586,596     2     (4,155,235)                   -     9,431,361
Intangible assets, net                       9,048,446     2        (43,400)                   -     9,005,046
Notes receivable                                     -                    -     3      1,688,893     1,688,893
Other assets                                   654,062     2       (518,730)                   -       135,332
                                           -----------          -----------          -----------   -----------
                Total assets               $38,886,811          $(8,176,357)         $   270,000   $30,980,454
                                           ===========          ===========          ===========   ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                         $ 5,688,298     2    $ 3,238,947          $         -   $ 2,449,351
  Accrued distributor bonuses                  991,932     2        991,932                    -             -
  Deferred income                              298,956     2        271,178                    -        27,778
  Accrued expenses and other                 2,051,598     2        905,048     3       (270,000)    1,416,550
  Credit facility                            4,480,945     2        807,509                    -     3,673,436
  Current portion of long-term debt          3,734,717     2      1,659,743                    -     2,074,974
                                           -----------          -----------          -----------   -----------
          Total current liabilities         17,246,446            7,874,357             (270,000)    9,642,089
                                           -----------          -----------          -----------   -----------
Deferred tax liability                       2,807,000              302,000                    -     2,505,000
Long-term debt                               1,750,000                    -                    -     1,750,000
                                           -----------          -----------          -----------   -----------
          Total liabilities                 21,803,446            8,176,357             (270,000)   13,897,089
                                           -----------          -----------          -----------   -----------
Stockholders' Equity:
  Common stock                                  20,270                    -                    -        20,270
  Additional paid-in capital                18,026,446                    -                    -    18,026,446
  Retained earnings (deficit)               (1,107,798)                   -                    -    (1,107,798)
  Accumulated other comp. inc.                 144,447                    -                    -       144,447
                                           -----------          -----------          -----------   -----------
    Total stockholders' equity              17,083,365                    -                    -    17,083,365
                                           -----------          -----------          -----------   -----------
Total liabilities and equity               $38,886,811          $ 8,176,357          $  (270,000)  $30,980,454
                                           ===========          ===========          ===========   ===========

                         See accompanying Headnote and
             Notes to Pro Forma Consolidated Financial Statements

                         Advanced Nutraceuticals, Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                        Six Months Ended March 31, 2001

                                                       Pro Forma
                                                  Adjustments - DR (CR)
                                                  ---------------------   Pro Forma
                                        ANI       Ref.        Amount       Adjusted
                                    -----------   ----     ------------   ----------
Net sales                           $32,847,462    2       $ 23,124,060   $9,723,402
Cost of sales                        21,762,987    2        (15,056,736)   6,706,251
                                    -----------                           ----------
Gross profit                         11,084,475                            3,017,151

General and administrative exp.      10,339,539    2         (7,481,674)   2,857,865
                                    -----------                           ----------
Operating income                        744,936                              159,286

Other income (expense)                 (813,081)   2           (363,685)    (449,396)
                                    -----------                           ----------
Income (loss) from operations
    Before income tax expense           (68,145)                            (290,110)

Income tax expense (benefit)           (227,178)   2            218,178      (14,000)
                                    -----------            ------------   ----------
Net income (loss)                   $   159,033            $    435,143   $ (276,110)
                                    ===========            ============   ==========
Net income (loss) per share:
   Basic and Diluted                $      0.08                               $(0.14)
                                    ===========                           ==========
Shares used in computing
 net income (loss) per share:
   Basic                              2,015,970    6                       2,015,970
                                    ===========                           ==========
   Diluted                            2,015,970    6                       2,015,970
                                    ===========                           ==========

                         See accompanying Headnote and
             Notes to Pro Forma Consolidated Financial Statements

                         Advanced Nutraceuticals, Inc.
           Unaudited Pro Forma Consolidated Statement of Operations
                         Year Ended September 30, 2000



                                                    Pro Forma                          Pro Forma
                                                Adjustments - DR                   Adjustments - DR
                                                      (CR)           Subtotal -          (CR)
                                               -------------------     Revised    ------------------    Pro Forma
                                      ANI      Ref.      Amount      Historical   Ref.     Amount        Adjusted
                                  -----------  ----   ------------   ----------   ----   -----------   -----------
Net sales                         $69,258,328    2    $ 53,190,439   $16,067,889    4    $(2,694,000)  $18,761,889
Cost of sales                      48,320,748    2     (37,750,401)   10,570,347    4      2,362,000    12,932,347
                                  -----------                        -----------                       -----------
Gross profit                       20,937,580                          5,497,542                         5,829,542

General and administrative exp.    24,556,847    2     (19,829,044)    4,727,803    4        686,000     5,413,803
                                  -----------                        -----------                       -----------
Operating income (loss)            (3,619,267)                           769,739                           415,739

Other income (expense)             (1,042,064)   2        (498,336)     (543,728)   4         85,000      (628,728)
                                  -----------                        -----------                       -----------
Income (loss) from operations
    before income tax expense      (4,661,331)                           226,011                          (212,989)

Income tax expense (benefit)         (657,000)   2         917,000       260,000    4        (65,000)      195,000
                                  -----------         ------------   -----------         -----------   -----------
Net income (loss) from
 continuing operations            $(4,004,331)        $ (3,970,342)  $   (33,989)        $   374,000   $  (407,989)
                                  ===========         ============   ===========         ===========   ===========
Net income (loss) per share:
   Basic and Diluted              $     (2.08)                                                         $     (0.20)
                                  ===========                                                          ===========
Shares used in computing
 net income (loss) per share:
   Basic and Diluted                1,928,438                                       6         74,237     2,002,675
                                  ===========                                            ===========   ===========

                        See accompanying Headnote and
             Notes to Pro Forma Consolidated Financial Statements

                         Advanced Nutraceuticals, Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                         Year Ended September 30, 1999

                                                          Pro Forma
                                                     Adjustments - DR (CR)
                                                     ---------------------   Pro Forma
                                           ANI       Ref.        Amount       Adjusted
                                       -----------   ----     ------------   ----------
Net sales                              $66,569,875     2      $ 66,569,875   $        -
Cost of sales                           44,742,050     2       (44,742,050)           -
                                       -----------                           ----------
Gross profit                            21,827,825                                    -

General and administrative exp.         22,329,914     2       (21,701,467)     628,447
                                       -----------                           ----------
Operating income (loss)                   (502,089)                            (628,447)

Other income (expense)                     210,737     2           210,737            -
                                       -----------                           ----------
Income (loss) from operations
    before income tax expense             (291,352)                            (628,447)

Income tax expense (benefit)               557,000     2          (557,000)           -
                                       -----------            ------------   ----------
Net loss from continuing operations    $  (848,352)           $   (219,905)  $ (628,447)
                                       ===========            ============   ==========
Net income (loss) per share:
   Basic and Diluted                   $     (0.58)                          $    (0.43)
                                       ===========                           ==========
Shares used in computing
 net income (loss) per share:
   Basic and Diluted                     1,452,149     6                      1,452,149
                                       ===========                           ==========

                         See accompanying Headnote and
             Notes to Pro Forma Consolidated Financial Statements

                         Advanced Nutraceuticals, Inc.
           Unaudited Pro Forma Consolidated Statement of Operations
                         Year Ended September 30, 1998


                                                          Pro Forma
                                                    Adjustments - DR (CR)
                                                    ---------------------   Pro Forma
                                          ANI       Ref.        Amount       Adjusted
                                      -----------   ----     ------------   ----------
Net sales                             $69,658,095     2      $ 69,658,095   $        -
Cost of sales                          47,939,482     2       (47,939,482)           -
                                      -----------                           ----------
Gross profit                           21,718,613                                    -

General and administrative exp.        21,021,056     2       (20,435,417)     585,639
                                      -----------                           ----------
Operating income (loss)                   697,557                             (585,639)

Other income (expense)                   (774,963)    2          (774,963)           -
                                      -----------                           ----------
Income (loss) from operations
    before income tax expense             (77,406)               (585,639)

Income tax expense (benefit)              790,050     2          (790,050)           -
                                      -----------            ------------   ----------
Net loss from continuing operations   $  (867,456)           $   (281,817)  $ (585,639)
                                      ===========            ============   ==========
Net income (loss) per share:
   Basic and Diluted                  $     (0.59)                          $    (0.40)
                                      ===========                           ==========
Shares used in computing
 net income (loss) per share:
   Basic and Diluted                    1,458,222     6                      1,458,222
                                      ===========                           ==========

                         See accompanying Headnote and
             Notes to Pro Forma Consolidated Financial Statements

                         ADVANCED NUTRACEUTICALS, INC.
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - General

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2001 and the unaudited pro forma condensed consolidated statements of operations for the six months ended March 31, 2001 and the three years in the period ended September 30, 2000, give effect to the disposition of NFLI by ANI, which closed on June 13, 2001. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2001 assumes that the disposition took place as of March 31, 2001. The unaudited pro forma condensed consolidated statements of operations gives effect to the disposition as if it had occurred at the beginning of the earliest period presented. The pro forma statements for the year ended September 30, 2000, also give effect to the acquisitions of Bactolac, ASH and Old-ANI as though such acquisitions had occurred as of the beginning of that year. The pro forma adjustments only give effect to amounts that are directly attributable to the Sale and acquisition transactions. For subsequently issued financial statements of ANI, the operations of NFLI to be included in such financial statements will be treated as discontinued operations for all prior periods.

Note 2 - NFLI Operations

Adjustments to remove from the balance sheet the individual amounts of assets and liabilities associated with the NFLI entities sold. Also to delete the amounts representing the items of revenue and expense associated with the NFLI entities sold from the statements of operations.

Note 3 - Sale of NFLI

As of June 13, 2001, ANI sold to Everest Group Holdings, Inc., a privately held entity, all of the outstanding capital stock of NFLI and its subsidiaries engaged in the network marketing business. The agreement provided for $3.2 million in cash at closing and a $5 million, prime plus one-half percent note, payable based upon a ten-year amortization with quarterly payments for three years and final balloon payment at the end of the third year. The note will be an obligation of NFLI and subordinate to the purchaser's secured lender and will be without recourse to the purchaser. Accordingly, collectability of the note will depend upon the success of operations of NFLI after the closing of the sale, including NFLI's ability to service its debt with its senior lender. For financial reporting purposes, management of ANI is unable to determine that it is probable that the future cash flows from NFLI's operations will be sufficient to fund the entire balloon payment required under the terms of the Note. Accordingly, an allowance of approximately $2,800,000 is being provided against the face amount of the Note. ANI will account for collections on the Note under the cost recovery method, whereby any future collections are recorded as a reduction of the balance recorded for the Note (after the allowance). Additional collections above that amount are recorded as income as collected. In addition, Bactolac Pharmaceutical, Inc. (a subsidiary of ANI) received a $650,000 note relating to an inter-company liability, due one year and a day from closing. The following summarizes the sale amounts had closing occurred based upon the NFLI balance sheet as of March 31, 2001:

Note Receivable received at closing (of which
  $500,000 is to be collected within next twelve months)                                            $ 5,000,000
Valuation allowance being established against face amount of Note,
   Due to estimated insufficient operating cash flow to pay balloon payment                          (2,811,107)
                                                                                                    -----------
Net carrying value of Note for financial reporting purposes                                         $ 2,188,893

Cash portion at closing:

Cash portion of price                                                             $3,200,000
Transaction expenses payable at closing                                             (327,000)
                                                                                  ----------
Net cash from closing                                                                                 2,873,000
                                                                                                    -----------

Total proceeds                                                                                        5,061,893
Less transaction expenses payable after closing                                                        (270,000)
                                                                                                    -----------
Revised total                                                                                         4,791,893

Financial reporting basis in net assets being disposed                                                4,791,893
                                                                                                    -----------
Financial reporting gain on Sale                                                                    $         -
                                                                                                    ===========

Note 4 - Acquisitions

Adjusts the pro forma unaudited statement of operations for the year ended September 30, 2000 to also give effect to the acquisitions of Bactolac, ASH and Old-ANI, as though such acquisitions had occurred as of the beginning of that year.

Note 5 - Net Assets of NFLI Operations

Removes net assets relating to entities sold from the balance sheet.

Note 6 - Net Income (Loss) Per Share

Adjusts average shares outstanding (basic and diluted) for the year ended September 30, 2000 to record the additional shares issued for the acquisitions of Bactolac, ASH and Old-ANI, as though the acquisitions had occurred as of the beginning of that year.

All periods outstanding share amounts have been retroactively restated to reflect a four-for-one reverse common stock split that was effected as of June 1, 2001.

On a pro forma basis, the effect of outstanding options and warrants are presented where applicable, but they have no effect on the rounded computation of diluted pro forma adjusted income per share.